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                            VECTRA TECHNOLOGIES, INC.

                                   EXHIBIT 23
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-4208, No. 33-15204, No. 33-21655, No. 33-28842, and No. 33-
58194) pertaining to the VECTRA Technologies, Inc. 1988 Stock Option Plan and the VECTRA Technologies, Inc. Stock Option Plan of our report dated March 10, 1995, with respect to the consolidated financial statements and schedule of VECTRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended January 1, 1995.



                                                            ERNST & YOUNG LLP


Seattle, Washington
March 29, 1995